Exhibit 14(b)

To the Board of Trustee and shareholders of
The Dreyfus/Laurel Funds Trust - Dreyfus Premier Managed Income Fund

We consent to the use of our report dated February 9, 2001 with respect to The Dreyfus/Laurel Funds Trust - Dreyfus Premier Managed Income Fund incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" and "Exhibit A - Agreement and Plan of Reorganization" in the Prospectus/Proxy Statement.

/s/ KPMG LLP

New York, New York
December 28, 2001